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Exhibit 16.1

Office of the Chief Accountant
May 17, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

May 17, 2002

Commissioners:

We have read Item 4 included in the Form 8-K dated May 21, 2002 of Georgia Gulf Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP

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  Exhibit 16.1